UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 12, 2014

VOYA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35897	No. 52-1222820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

230 Park Avenue New York, New York	10169
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers

On November 13, 2014, Patrick G. Flynn and Willem F. (“Wilfred”) Nagel, who are each directors of Voya Financial, Inc. (the “Company”), each submitted a letter of resignation to the Company, to be effective as of the time of the closing of the transaction described in the Share Repurchase Agreement, dated as of November 11, 2014 (the “Share Repurchase Agreement”), between the Company and ING Groep N.V. (“ING Group”). The transaction described in the Share Repurchase Agreement closed on November 18, 2014.

Item 8.01. Other Events.

On November 18, 2014, ING Group, as the selling stockholder, completed the sale of 30,030,013 shares (the “Public Offering Shares”) of common stock, par value $0.01 per share (“Common Stock”), of the Company to Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., as underwriters (the “Underwriters”) of the registered public offering (the “Offering”) of the Public Offering Shares. Concurrently with the completion of the sale of the Public Offering Shares, the Company completed the repurchase of an additional 4,469,987 shares of Common Stock from ING Group pursuant to the Share Repurchase Agreement.

In connection with the Offering, the Company entered into an Underwriting Agreement, dated November 12, 2014 (the “Underwriting Agreement”), among the Company, ING Group, and the Underwriters. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K. The exhibits contained in Item 9.01 hereof are hereby incorporated by reference into the Registration Statement (No. 333-196883) pursuant to which the Offering has been registered with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated as of November 12, 2014, among the Company, ING Groep N.V., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., as underwriters

5.1	Opinion of Sullivan & Cromwell LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Voya Financial, Inc.
(Registrant)

By:	/s/ HARRIS OLINER

Name:	Harris Oliner
Title:	Senior Vice President and Corporate Secretary

Dated: November 18, 2014